EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of this 1st day of July, 1998, by and between MONTEREY HOMES CORPORATION, a Maryland corporation (the "Company") and Steven Hafener, an individual ("EXECUTIVE"). If Executive is presently or subsequently becomes employed by a subsidiary of Company, the term "Company" shall be deemed to refer collectively to Monterey Homes Corporation and the subsidiary or subsidiaries which employs Executive, provided that Monterey Homes Corporation shall remain responsible for performance hereof as provided in Article 26, below.

                                    RECITALS

     A. COMPANY BUSINESS. The Company's principal business is homebuilding.

     B.  AGREEMENT  PURPOSE.  The  Company  desires  to  employ  Executive,  and
Executive desires to be employed by Company, on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. As used herein:

          (a) CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Agreement of Purchase and Sale of Assets by and among Company, Executive, Sterling Communities, S.H. Capital, Inc. and others dated June 15, 1998 ("Acquisition Agreement").

          (b) "CAUSE" shall mean the following:

               i) Employee's misappropriation of any money or other assets or properties of the Company resulting or intended to result directly or indirectly in personal gain or enrichment to Executive;

               ii) Executive engages in conduct involving fraud, dishonesty, embezzlement, theft, or similar matters that are detrimental to Company;

               iii) Executive's willful disregard of his primary duties (as described in Section 3) to the Company.

          (c) "COMPANY CONFIDENTIAL INFORMATION" shall mean confidential, proprietary information or trade secrets of Company and its subsidiaries, including, without limitation, the following: (1) customer and vendor information as compiled by Company and its subsidiaries, including pricing, sale and contract terms and conditions, contract expirations, and other compiled customer and vendor information; (2) Company's and its subsidiaries' internal practices and procedures; (3) Company"s and its subsidiaries' financial condition and financial results of operation; (4) information relating to Company"s and its subsidiaries' real estate holding or commitments, lot positions, strategic planning, sales, financing, insurance, purchasing, marketing, promotion, distribution, and selling activities, whether now existing, or acquired, developed, or made available anytime in the future to or by Company or its subsidiaries; (5) all information which Executive has a reasonable basis to consider confidential or which is treated by Company or its subsidiaries as confidential; and (6) any and all information having independent economic value to Company or its subsidiaries that is not generally known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use. Executive acknowledges that such information is Company Confidential Information whether disclosed to or learned by Executive or originated by Executive during his employment by Company or any of its subsidiaries.

          (d) "TERMINATION" shall mean termination of Executive's employment with Company pursuant to Sections 16 through 19 hereof.

     2. TERM OF AGREEMENT. This Agreement will commence as of July 1, 1998 and shall terminate four (4) years from such date, unless earlier terminated in accordance with, and subject to, the other provisions hereof (the "TERM"). For the purposes of this Agreement a "year" shall mean the twelve month period commencing on the date of this Agreement.

     3. POSITION WITH COMPANY. During the Term, Executive shall serve as [President or General Manager] of the NC Company, shall devote his full time and efforts to the affairs of Company, and shall faithfully and diligently perform all duties commensurate with such position, including, without limitation, those duties reasonably requested by Company"s Board of Directors. Executive's primary duties shall include the day to day management of the NC Company, including the supervision of employees, the identification of new development projects, advance planning and development of land acquired by NC Company, sales, marketing and construction of new homes, warranty and customer service and accounting for operations of the NC Company to the Company. As more particularly provided in the Acquisition Agreement, it is contemplated that NC Company will conduct all residential development activities and hold all residential real estate of the Company and its affiliates in Northern California.

     4. SALARY. Executive shall be entitled to receive a base salary from Company in the amount of $150,000 per year, payable in equal installments in accordance with Company's general salary payment policies in effect during the Term hereof (the "MINIMUM BASE SALARY"). For each year thereafter during the term hereof, the Minimum Base Salary shall be equal to 105% of the previous Minimum Base Salary. All of Executive's compensation under this Agreement will be subject to deduction and withholding authorized or required by applicable law.

     5. BONUS AND STOCK OPTION. The Company shall pay performance bonuses to Executive or his assigns to the extent allowable by law, which shall be the three percent (3%) of the Pre-Tax Net Income (determined prior to the deduction

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
for any Earn-Out Payment) of the NC Company, up to his Minimum Base Salary (the "Bonus"). The amount of Pre-Tax Income of NC Company shall be subject to increase in the same manner as provided in the Acquisition Agreement (with respect to the Earn-Out Payment) with respect to any residential real estate holdings or operations of the Company and its affiliates in Northern California which are not maintained and held in NC Company. The Bonus will be paid annually in cash within sixty (60) days of the end of each Earn- Out Period. Executive acknowledges that the Bonus, regardless of to whom payable, will be subject to deduction and withholding authorized or required by applicable law. In addition, the Company hereby grant Executive options to acquire 15,000 shares of common stock pursuant to the Stock Option Agreement in the form of EXHIBIT A attached hereto under the Company"s stock option plan. The exercise price of such options shall be the closing price of a share of Company stock on the Closing of the transactions contemplated in the Acquisition Agreement.

     6. VACATION AND SICK LEAVE. Executive shall be entitled to take reasonable vacation, holiday and sick leave, subject to the Company"s reasonable limits and policies.

     7. BENEFIT PLANS. Executive shall be eligible to participate in all benefit plans made available to Company employees from time to time subject to any applicable vesting periods. These benefits currently include a health plan and a 401(k) Plan. Nothing herein shall restrict Company's ability to terminate or modify any benefit plan or arrangement.

     8. EXPENSES. Company shall pay for or reimburse Executive for all ordinary and necessary business expenses incurred or paid by Executive in furtherance of Company's business, subject to and in accordance with Company's policies and procedures of general application.

     9. STAFF MANUAL. All other terms of Executives employment shall be governed by the Company employee manual (the "Employee Manual"). The Company reserves the right to amend the Employee Manual, from time to time, and Executive shall be subject to changes made so long as such changes are applied to all Company employees.

     10. COVENANTS OF EXECUTIVE. In consideration of the agreement of the Company (which shall include joint ventures (50% or more owned by Company), subsidiaries and parent companies for purposes of Sections 10 and 11, whether in corporate, partnership or other form) to employ Executive, until June 30, 2002, and for the consideration provided to Executive pursuant to the Acquisition Agreement, Executive hereby agrees that Executive will not, except in connection with the performance of his duties hereunder, directly or indirectly, either as an employee, partner, owner, director, adviser or consultant or in any other capacity:

          (a) Engage in the homebuilding or residential lot development business (a "Competing Business") PROVIDED, HOWEVER, that the foregoing shall not restrict (i) the ownership of less than 1% of a publicly-traded homebuilding company, (ii) engaging in the homebuilding or residential lot development business, in each case outside of Arizona, Texas, California, and any other state which the Company develops operations in during the term of this Agreement, or (iii) for a reasonable time period, the winding up, settling, and closing of Sterling's business, including defending any outstanding actions or proceedings involving Sterling, the Partners,

     Executive, or any entity in which the Executive, directly or indirectly, have previously engaged in the homebuilding or residential lot development business.

          (b) Recruit, hire or discuss employment with any person who is, or within the six month period preceding the date of such activity was, an employee of the Company (other than as a result of a general solicitation for employment);

          (c) Solicit any customer or supplier of the Company for a Competing Business or otherwise attempt to induce any such customer or supplier to discontinue its relationship with the Company; or

          (d) Executive represents to the Company that he is willing and able to engage in businesses that are not Competing Businesses hereunder and that enforcement of the restrictions set forth in this SECTION 10 would not be unduly burdensome to Executive. Employee hereby agrees that the period of time provided for in this SECTION 10 and the territorial restrictions and other provisions and restrictions set forth herein are reasonable and necessary to protect Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Executive prior to the Closing Date and sold to Company pursuant to the Acquisition Agreement. Executive further agrees that damages cannot compensate Company in the event of a violation of this SECTION 10 and that, if such violation should occur, injunctive relief shall be essential for the protection of Company and its successors and assigns. Accordingly, Executive hereby covenants and agrees that, in the event any of the provisions of this SECTION 10 shall be violated or breached, Company shall be entitled to obtain injunctive relief against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. Obtainment of such an injunction by Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by Company to take action thereof. Executive agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by Company in enforcing this provision if it is determined that Executive breached this provision.

          (e) Executive hereby agrees that upon the commencement by Executive of employment with any third party during the period in which the terms of this SECTION 10 are in effect, Executive shall promptly disclose to each such new company the terms of this SECTION 10, and shall cause such company to maintain such information in confidence. Executive further agrees and authorizes Company to notify others, including customers of Company and any such future employers of Executive, of the terms of this SECTION 10 and of Executive's obligations hereunder.

     11. CONFIDENTIALITY AND NONDISCLOSURE. It is understood that in the course of Executive's employment with Company, Executive will become acquainted with Company Confidential Information. Executive recognizes that Company Confidential Information has been developed or acquired at great expense, is proprietary to Company or its subsidiaries, and is and shall remain the exclusive property of Company. Accordingly, Executive hereby covenants and agrees that he will not, without the express written consent of Company, during Executive's employment with Company or its subsidiaries and thereafter or until such time as Company Confidential Information becomes generally known, or readily ascertainable by proper means, by persons unrelated to Company or its subsidiaries, disclose to others, copy, make any use of, or remove from Company"s or its subsidiaries' premises any Company Confidential Information, except as Executive's duties for Company or its subsidiaries may specifically require. In the event of dispute or litigation, Executive shall have the burden of proof that the Company Confidential Information has become generally known, or readily ascertainable by proper means, by persons unrelated to Company or its subsidiaries.

     12. ACKNOWLEDGMENT; RELIEF FOR VIOLATION. Executive hereby agrees that the period of time provided for in Section 10 and the territorial restrictions and other provisions and restrictions set forth in Section 11 therein are reasonable and necessary to protect Company, its subsidiaries and its and their successors and assigns in the use and employment of the good will of the business conducted by Company and its subsidiaries. Executive further agrees that damages cannot compensate Company in the event of a violation of Section 10 or 11, and that, if such violation should occur, injunctive relief shall be essential for the protection of Company, its subsidiaries, and its and their successors and assigns. Accordingly, Executive hereby covenants and agrees that, in the event any of the provisions of Sections 10 and 11 shall be violated or breached, Company shall be entitled to obtain injunctive relief against Executive, without bond but upon due notice, in addition to such further or other relief as may appertain at equity or law. Obtainment of such an injunction by Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by Company to take action thereon. Executive hereby agrees that he has such skills and abilities that the provisions of Sections 10 and 11 will not prevent him from earning a living. Each party agrees to pay its own costs and expenses in enforcing any provision of this Agreement.

     13. EXTENSION DURING BREACH. Executive agrees that the time period described in Section 10 shall be extended for a period equal to the duration of any breach of such provisions by Executive.

     14. RETURN OF COMPANY MATERIALS AND COMPANY CONFIDENTIAL INFORMATION. Upon Termination, Executive shall promptly deliver to Company the originals and all copies of any and all materials, documents, notes, manuals, or lists containing or embodying Company Confidential Information or relating directly or indirectly to the business of Company in the possession or control of Executive.

     15. NO AGREEMENT WITH OTHERS. Executive represents, warrants, and agrees that Executive is not a party to any agreement with any other person or business entity, including former employers, that in any way affects Executive's employment by Company or relates to the same subject matter of this Agreement or conflicts with his obligations under this Agreement, or restricts Executive's services to Company.

     16. TERMINATION FOR CAUSE. The Company may terminate this Agreement for Cause by giving written notice of Termination and, with respect to a purported violation of Section 1(b)(iii) of this Agreement that is curable in such time period, shall afford Executive an opportunity to cure or disprove the purported

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
violation for the thirty-day period following such notice. The Company may immediately terminate this Agreement for Cause with respect to a violation of
Section 1(b)(i) or (ii). Upon Termination of Executive for Cause, Executive shall be entitled to receive only the Minimum Base Salary, the amount of any unpaid performance bonus earned in any complete fiscal year of the Company preceding the date of termination, and any benefits as are due Executive through the effective date of such Termination. No prorated Bonus shall be paid to Executive upon a Termination for Cause. If this Agreement is terminated for a violation of Section 1(b)(i) or (ii) Executive shall not receive any portion of its Earn-Out pursuant to the Acquisition Agreement.

     17. TERMINATION BY COMPANY WITHOUT CAUSE. If Executive is terminated without Cause, Executive shall be entitled to receive Executive's Minimum Base Salary for the remainder of the terms of this Agreement, payable pursuant to normal payroll practices, the amount of any unpaid Bonus earned in any complete fiscal year of the Company preceding the date of Termination, the prorated portion of any current year Bonus, and any benefits including any disability benefits provided to Executive under Company"s standard policies as in effect as are due through July 1, 2002. In addition, the vesting of Executive's stock options, if any, shall be accelerated, as if the Executive had served through the end of the fiscal year of his Termination.

     18. TERMINATION UPON DEATH OF EXECUTIVE. If during the term of this Agreement Executive dies, then this Agreement shall terminate and Company shall pay to the estate of Executive only the Minimum Base Salary, the amount of any unpaid Bonus earned in any complete fiscal year of the Company preceding the date of Termination, the prorated portion of any objectively determined current year bonus, and any benefits (including any life insurance benefits provided to Executive's estate under Company's standard policies as in effect) as are due through the date of his death. In addition, the vesting of Executive's stock options, if any, shall be accelerated, as if the Executive had served through the end of the fiscal year of his Termination.

     19. TERMINATION UPON DISABILITY OF EXECUTIVE. If during the term of the Agreement Executive is unable to perform the services required of Executive pursuant to this Agreement, with or without reasonable accommodation, for a continuous period of ninety (90) days due to disability or incapacity by reason of any physical or mental illness (as reasonably determined by Company by its Board of Directors), then Company shall have the right to terminate this Agreement at the end of such ninety-day period by giving written notice to Executive. Executive shall be entitled to receive only the Minimum Base Salary the amount of any unpaid Bonus earned in any complete fiscal year of the Company preceding the date of Termination, the prorated portion of any current year Bonus, and any benefits (including any disability benefits provided to Executive under Company's standard policies as in effect) as are due through the date of his disability. In addition, the vesting of Executive's stock options shall be accelerated, as if the Executive had served through the end of the fiscal year of his Termination.

     20. INDEMNITY. The Company shall indemnify Executive (a) to the extent set forth in the Company's Bylaws (provided such Bylaws do not treat Executive differently from any other executive officer of the Company or its affiliates), and (b) without restriction by the Company's Bylaws, as provided in the Indemnification Agreement. Such indemnification shall survive the termination of this Agreement.

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
     21. ARBITRATION. Any dispute, controversy, or claim, whether contractual or non-contractual, between the parties hereto arising directly or indirectly out of or connected with this Agreement, relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement, unless mutually settled by the parties hereto, shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any arbitration shall be conducted by arbitrators approved by the AAA and mutually acceptable to Company and Executive. All such disputes, controversies, or claims shall be conducted by a single arbitrator, unless the dispute involves more than $50,000 in the aggregate in which case the arbitration shall be conducted by a panel of three arbitrators. If the parties hereto are unable to agree on the arbitrator(s), then the AAA shall select the arbitrator(s). The resolution of the dispute by the arbitrator(s) shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. The arbitrator(s) shall award compensatory damages to the prevailing party. The arbitrator(s) shall have no authority to award consequential or punitive or statutory damages, and the parties hereby waive any claim to those damages to the fullest extent allowed by law. The arbitration award shall be in writing and shall include a statement of the reasons for the award. The arbitration shall be held in San Francisco, California. The arbitrator(s) shall award reasonable attorneys" fees and costs to the prevailing party.

     22. SEVERABILITY; REFORMATION. In the event any court or arbiter determines that any of the restrictive covenants in this Agreement, or any part thereof, is or are invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect, without regard to invalid portions. If any of the provisions of this Agreement should ever be deemed to exceed the temporal, geographic, or occupational limitations permitted by applicable laws, those provisions shall be and are hereby reformed to the maximum temporal, geographic, or occupational limitations permitted by law. In the event any court or arbiter refuses to reform this Agreement as provided above, the parties hereto agree to modify the provisions held to be unenforceable to preserve each party"s anticipated benefits thereunder.

     23. NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

     If to Company :           Monterey Homes Corporation
                               6613 N. Scottsdale Road
                               Suite 200
                               Scottsdale, Arizona 85250
                               Phone:  (602) 998-8700
                               Fax:  (602) 998-9162
                               Attn:  President

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
     With a copy to:           Snell & Wilmer L.L.P.
                               One Arizona Center
                               Phoenix, Arizona 85004-0001
                               Phone: (602) 382-6252
                               FAX:  (602) 382-6070
                               Attn:  Steven D. Pidgeon, Esq.

     If to Executive:          Steve Hafener
                               1655 N. Main Street, Suite 240
                               Walnut Creek, California 94596

     With a copy to:           Miller Starr & Regalia
                               1331 N. California Blvd., Suite 500
                               Walnut Creek, California 94596
                               Phone:  (925) 935-9400
                               Fax:  (925) 933-4126
                               Attn: Karl Geier, Esq.

     All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if delivered by mail; and when receipt is acknowledged, if telecopied.

     24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

     25. GOVERNING LAW. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of California, without regard to its conflict of laws rules.

     26. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Company may assign all or any portion of its rights under this Agreement to any Company entity, but no such assignment shall relieve Monterey Homes Corporation, a Maryland corporation, or its Corporate Successor (herein defined) of its primary liability of all obligations of the Company hereunder, and except that this Agreement may be assigned to any corporation or entity (a "Corporate Successor") with or into which Company may be merged or consolidated or to which Company transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Company hereunder.

         27. FURTHER ASSURANCES. At any time on or after the date hereof, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transaction contemplated in this Agreement or otherwise carry out the purpose of this Agreement.

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     28.  GENDER,  NUMBER  AND  HEADINGS.  The  masculine,  feminine,  or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

     29. WAIVER OF PROVISIONS. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

     30. ATTORNEYS" FEES AND COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys" fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     31. SECTION AND PARAGRAPH HEADINGS. The Article and Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     32. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all parties hereto.

     33. EXPENSES. Except as otherwise expressly provided herein, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, consultants, and accountants.

     34. ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements, whether oral or in writing.

     35. WITHHOLDING. Executive acknowledges and agrees that payments made to Executive by Company pursuant to the terms of this Agreement may be subject to tax withholding and that Company may withhold against payments due Executive any such amounts as well as any other amounts payable by Executive to Company.

     36. RELEASE. Receipt by Executive of any of the severance benefits noted in paragraphs 16, 17, 18 and 19 hereof following termination of Executive's employment hereunder shall be subject to Executive's compliance with any reasonable and lawful policies or procedures of Company relating to employee severance including the execution and delivery by Executive of a release reasonably satisfactory to Company and Executive of any and all claims that Executive may have against Company or any related person, except for the continuing obligations provided herein, and except for any claims arising out of Company's fraudulent or criminal conduct, and an agreement that Executive shall not disparage Company or any of its directors, officers, employees or agents. Concurrent with the termination of Executive's employment hereunder pursuant to paragraphs 16, 17, 18 or 19 hereof, and receipt of a release reasonably satisfactory to the Company and Executive, the Company shall execute and deliver to Executive a release, reasonably satisfactory to Company and Executive, of any and all claims that Company may have against Executive, except for any claims arising out of Executive's fraudulent or criminal conduct, and an agreement that Company shall not disparage Executive.



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                                      -10-

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        MONTEREY HOMES CORPORATION, a
                                        Maryland corporation



                                        By: /s/ Larry W. Seay
                                           -------------------------------------
                                        Name: Larry W. Seay
                                             -----------------------------------
                                        Its: Vice President Finance & CFO
                                            ------------------------------------


                                        /s/ Steve Hafener
                                        ----------------------------------------
                                        Steve Hafener



                                        SH CAPITAL, INC., a
                                        California corporation
                                        for the limited purpose of acknowledging and agreeing to the provisions of
                                        Section 16



                                        By: /s/ Steve Hafener
                                           -------------------------------------
                                        Its: President
                                            ------------------------------------

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